SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MANDALAY RESORT GROUP

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The following is a memorandum drafted by Mandalay Resort Group (“Mandalay”) to provide recent recipients of restricted Mandalay common stock with information concerning Mandalay restricted common stock and its tax treatment, along with the potential impact of the proposed merger of Mandalay and a subsidiary of MGM Mirage.

July 23, 2004

To: Holders of Restricted Stock

From: Les Martin

You recently received a restricted stock award. The purpose of this memo is to provide you with basic information concerning restricted stock and its tax treatment, along with the potential impact of the proposed merger with MGM Mirage.

1. What is restricted stock?

Restricted stock is common stock of Mandalay Resort Group which has been given to you by the company in recognition of your service. While you legally own the stock, you are restricted from selling the stock until vesting requirements are met (usually a set time period). Once the stock vests, you are entitled to sell the stock at your discretion (subject, in some cases, to insider trading rules). Since you legally own the stock, you are also entitled to all dividends paid regardless of whether or not the restricted stock has vested (see discussion below).

2. What impact does the proposed merger with MGM Mirage have on restricted stock?

Assuming that the proposed merger with MGM Mirage is completed, the terms of the merger agreement provide that all shares of restricted stock will fully vest on the closing date of the merger and will then be immediately acquired by MGM Mirage for the merger price of $71 per share. This means that assuming your are still employed by the company on the closing date, you will be entitled to receive proceeds of $71 per share multiplied by the total number of shares of restricted stock which were granted to you (whether or not fully vested), less applicable withholding and payroll taxes This income is subject to a 25% withholding rate as supplemental wages, and is also subject to FICA of 6.2% (with a 2004 wage limit of $87,900) and Medicare of 1.45% (no limit).

3. How is restricted stock treated for tax purposes?

Generally, there are no tax consequences on the date of grant. However, on each vesting date you will be deemed to have received income equal to the number of shares vesting on that date multiplied by the closing stock price on the vesting date, regardless of whether or not you dispose of the shares. For example, assume that on March 17, 2004 you receive a restricted stock grant of 500 shares vesting equally over 5 years. On March

17, 2005, 100 of these shares vest. If the closing stock price on March 17, 2005 is $70, you will be deemed to have received income of $7,000. Because the IRS views restricted stock as being granted in respect of your employment with the company, this income is subject to withholding and payroll taxes at the rates discussed above. Consequently, on each vesting date the company will calculate the amount of deemed income related to shares of restricted stock that vest on that date and include this amount in your earnings and calculate the appropriate withholding and payroll taxes. We will advise you of these amounts and you will then need to notify Nancy Fodor, Corporate Paymaster, as to how you want to satisfy the tax liability. You have the option of (a) writing a check to the company or (b) having the company withhold these amounts from your next paycheck (salary or bonus).

NOTE: If you choose to satisfy your tax obligation through withholding from your next paycheck (i.e., option “b” above), the entire amount due must be withheld from that paycheck. Keep in mind that, depending upon your specific circumstances, the withholding and payroll taxes due may exceed the amount of your paycheck (thus requiring you to write a check for the difference).

Remember that you are deemed to have earned this income on the vesting date regardless of whether or not you dispose of the shares. Continuing the example above, if you sell the 100 shares on the vesting date of March 17, 2005, then your actual income will equal the amount deemed as income (excluding commissions and other fees). If, on the other hand, you continue to hold the shares, you will now have a basis of $70 per share. This means that if you ultimately sell those 100 shares 6 months later for $75 per share, your gain will be only $5 per share (since you were previously deemed to have income of $70 per share on the vesting date).

For planning purposes, you can estimate the amount of taxes due each vesting date by first multiplying the number of shares of restricted stock that vest by the current stock price, and then applying the appropriate withholding (25%) and payroll tax (7.65%) percentages to the resulting income. This will provide you with a rough estimate of the taxes that you will need to pay the company or provide for through a paycheck deduction.

NOTE: To the extent that the proposed merger with MGM Mirage is completed before the vesting date, the above procedures will be unnecessary since all of the restricted stock will immediately vest and be acquired by MGM Mirage, as discussed previously. However, in the event the merger is completed after the vesting date, then the above procedures will still be applicable.

4. How are dividends on restricted stock handled?

As you are aware, Mandalay Resort Group currently pays a dividend on its common stock. Since you are the legal owner of the restricted stock, you are entitled to this dividend regardless of whether or not the restricted stock has vested. Consequently, you should have already received a dividend payment on May 3, 2004 and can expect to receive another dividend payment on August 2, 2004.

NOTE: Under the terms of the merger agreement with MGM Mirage, Mandalay Resort Group may pay its previously declared quarterly dividend of $.27 per share on August 2, 2004. However, no additional dividends may be declared or paid pending the outcome of the proposed merger.

5. How are dividends handled for tax purposes?

As with the value of the restricted stock on the vesting date, the IRS considers the dividends you receive on restricted stock to be earned in respect of your employment with the company. As such, these dividend payments are subject to withholding and payroll taxes. Each quarter when dividend payments are made, the company will include the gross amount of your dividend in your earnings and calculate the appropriate withholding and payroll taxes. You then have the option of (a) writing a check to the company or (b) having the company withhold these amounts from your next paycheck.

The next dividend payment of $.27 per share will be paid August 2, 2004. Attached is a form showing the amount of the dividend payment you can expect to receive along with a computation of the related withholding and payroll taxes. This form also reflects the withholding and payroll taxes due on the previous dividend payment which you received May 3, 2004 (see discussion below). Please review the form carefully, including payment options, and return it no later than August 2, 2004. If you do not return this form by that date, the total taxes due will be withheld from your next paycheck.

Please note that although dividend payments are made by the company’s stock transfer agent, Wells Fargo, the total dividends paid to you during the year will be included on the Form W-2 which you receive from Mandalay Resort Group.

6. What about taxes on previous dividend payments?

All restricted stock currently granted to employees was granted on either March 17, 2004 or April 9, 2004. As such, holders of this restricted stock should have previously received the $.27 per share dividend paid May 3, 2004 to shareholders of record April 16, 2004. However, no taxes were paid or withheld related to these dividends. Consequently, employees owning restricted stock who received the May 3, 2004 dividend payment must remit withholding and payroll taxes to the company as described above. As noted above, the attached form includes a computation of the withholding and payroll taxes related to this dividend payment.

If you have any questions regarding the above, please contact me or Nancy Fodor.

In connection with the proposed transaction, Mandalay Resort Group will be filing a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Mandalay and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Mandalay’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning Mandalay and these individuals at the Securities and Exchange Commission’s website at www.sec.gov. These materials and other documents may also be obtained for free from Mandalay at: Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attn: Investor Relations.

Forward-Looking Statements

This memorandum contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about MGM MIRAGE’s anticipated acquisition of Mandalay Resort Group. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning potential factors that could affect the company’s future financial results is included under the caption “Factors That May Affect Our Future Results” in Item 1 of the company’s annual report on Form 10-K for the year ended January 31, 2004.